EXHIBIT 23


                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
                -------------------------------------------------

      We consent to the incorporation by reference in the Registration Statement of Lehman Brothers Savings Plan (the "Plan"), Form S-8, File No. 33-53923, of our report dated June 23, 2005, with respect to the financial statements and supplemental schedule of the Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2004.


/s/ Ernst & Young LLP

New York, New York
June 23, 2005